UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of G. Eric Davis

On December 15, 2015, the Board of Directors (the “Board”) of BioMarin Pharmaceutical Inc. (the “Company”) approved a promotion for G. Eric Davis from Senior Vice President, General Counsel to Executive Vice President, General Counsel. In connection with his promotion, the Board approved an increase in his base salary from $460,000 to $490,000 per annum, to be effective in March 2016. Additionally, the Board approved an increase to his target bonus under the Company’s annual bonus program from 45% to 55% of base salary, which increase will be effective for his 2016 bonus, payable in the first quarter of 2017.

Other Compensation Adjustments

On December 15, 2015, the Board also approved adjustments to the base salaries and target bonuses payable under the Company’s annual bonus program for certain other executive officers. The adjustments to salaries will be effective in March 2016. The adjustments to target bonuses will be effective for the 2016 bonus, which is payable in the first quarter of 2017. The prior and adjusted levels are as follows:

Executive Officer	Prior Base Salary (per annum)	Adjusted Base Salary (per annum)	Prior Target Bonus (as a percent of base salary)	Adjusted Target Bonus (as a percent of base salary)
Jean-Jacques Bienaimé	$985,000	$1,050,000	110%	110%

Henry J. Fuchs, M.D.	$570,000	$600,000	55%	65%

Daniel Spiegelman	$510,000	$535,000	55%	60%

Jeff Ajer	$450,000	$500,000	55%	60%

Robert A. Baffi, Ph.D.	$455,000	$500,000	55%	60%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: December 21, 2015	By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel